                                                                    EXHIBIT 4(b)


      AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of July 25, 2006 by and among AMERICAN GENERAL FINANCE CORPORATION, a corporation duly organized and existing under the laws of State of Indiana and having its principal office at 601 N.W. Second Street, Evansville, Indiana 47708 (the "Company"), WILMINGTON TRUST COMPANY a BANKING CORPORATION duly organized and existing under the laws of the STATE OF DELAWARE and having its principal corporate trust office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 ("Successor Trustee") and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America having its principal corporate trust office at 388 Greenwich Street, 14th Floor, New York, New York 10013 ("Resigning Trustee"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture (as defined below).

                                    RECITALS:

      WHEREAS, there are currently $14,007,980,000.00 aggregate principal amount of the Company's Senior Debt Securities (the "Securities") outstanding under the Indenture dated as of May 1, 1999, by and between the Company and the Resigning Trustee (the "Indenture");

      WHEREAS, the Company appointed the Resigning Trustee as the Trustee, Security Registrar and Paying Agent under the Indenture.

      WHEREAS, Section 610 of the Indenture provides that the Trustee may at any time resign with respect to the Securities of one or more series by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

      WHEREAS, Section 610(e) of the Indenture provides that, if the Trustee shall resign, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee;

      WHEREAS, Section 611(a) of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to the retiring trustee an instrument accepting such appointment under the

Indenture, and thereupon the resignation of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts and duties of the retiring trustee;

      WHEREAS, the Company desires to appoint Successor Trustee as Trustee to succeed Resigning Trustee in such capacity under the Indenture; and

      WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, under the Indenture;

      NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                       1

                              THE RESIGNING TRUSTEE

      1.1 Pursuant to Section 610(b) of the Indenture, Resigning Trustee hereby notifies the Company that Resigning Trustee is hereby resigning as Trustee under the Indenture, but (a) will retain the roles of Security Registrar and Paying Agent under the Indenture and (b) accepts its appointment set forth in Article 3 hereof, as Authenticating Agent with respect to all Securities issued or to be issued under the Indenture.

      1.2 Resigning Trustee hereby represents and warrants to Successor Trustee that:

      (a) No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best knowledge of responsible officers of Resigning Trustee's corporate trust department, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

      (b) There is no action, suit or proceeding pending or, to the best knowledge of responsible officers of Resigning Trustee's corporate trust department, threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee under the Indenture.

      (c) As of the effective date of this Agreement, Resigning Trustee will hold no moneys or property under the Indenture.

      (d) Pursuant to Section 303 of the Indenture, Resigning Trustee has duly authenticated and delivered, $14,007,980,000.00 aggregate principal amount of Securities which remain outstanding as of the effective date hereof.

      (e) The registers in which the Resigning Trustee has registered and transferred registered Securities accurately reflect the amount of Securities issued and outstanding and the amounts payable thereon.

      (f) Each person who so authenticated the Securities was duly elected, qualified and acting as an officer of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person's genuine signature.

      (g) This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

      (h) To the best knowledge of responsible officers of the Resigning Trustee's corporate trust department, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture.

      1.3 Resigning Trustee hereby represents and warrants to Successor Trustee and the Company that its satisfies the Authenticating Agent eligibility requirements of Section 613 of the Indenture.

      1.4 Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture and all the rights, powers and trusts of the Resigning Trustee under the Indenture. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee.

      1.5 Resigning Trustee shall deliver to Successor Trustee, as of or immediately after the effective date hereof, all of the documents listed on Exhibit A hereto.

                                   THE COMPANY

      2.1 The Company hereby (a) accepts the resignation of Resigning Trustee as Trustee under the Indenture (b) approves the appointment of the Resigning Trustee as Authenticating Agent with respect to all Securities issued under the Indenture and (c) acknowledges that the Resigning Trustee will retain the roles of Security Registrar and Paying Agent under the Indenture.

      2.2 The Company hereby certifies that Exhibit B annexed hereto are true copies of resolutions duly adopted by the Terms and Pricing Committee of the Company's Board of Directors, which resolution remain in full force and effect on the date hereof, and which authorizes, among other things, certain officers of the Company to: (a) accept Resigning Trustee's resignation as Trustee under the Indenture; (b) appoint Successor Trustee as Trustee under the Indenture; and
(c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee under the Indenture.

      2.3 The Company hereby appoints Successor Trustee as Trustee under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, duties and obligations of Resigning Trustee under the Indenture with like effect as if originally named as Trustee in the Indenture.

      2.4 Promptly after the effective date of this Agreement, the Company shall cause a notice, substantially in the form of Exhibit C annexed hereto, to be sent to each Holder of the Securities in accordance with the provisions of
Section 106 of the Indenture.

      2.5 The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:

            (a) The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Indiana.

            (b) The Indenture was validly and lawfully executed and delivered by the Company and the Securities were validly issued by the Company.

            (c) To the best of its knowledge, the Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

            (d) No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture.

            (e) To the best of its knowledge, no covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company's knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

            (f) To the best of its knowledge, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any act or omission of the Company under the Indenture.

            (g) This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

            (h) All conditions precedent relating to the appointment of Wilmington Trust Company as successor Trustee under the Indenture have been complied with by the Company.

                                       3

                              THE SUCCESSOR TRUSTEE

      3.1 Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:

            (a)   Successor Trustee is not disqualified under the provisions of
                  Section 608 and is eligible under the provisions of Section 609 of the Indenture to act as Trustee under the Indenture.

            (b) This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

      3.2 Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture and accepts the rights, powers, duties and obligations of Resigning Trustee as Trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture.

      3.3 References in the Indenture to "Corporate Trust Office" or other similar terms shall be deemed to refer to the principal corporate trust office of Successor Trustee, which is presently located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

      3.4 Successor Trustee hereby appoints, pursuant to Section 613 of the Indenture, Resigning Trustee as Authenticating Agent with respect to all Securities issued or to be issued under the Indenture.

                                       4

                                  MISCELLANEOUS

      4.1 Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      4.2 This Agreement and the resignation, appointments, approval and acceptance effected hereby shall be effective as of the opening of business on July 26, 2006.

      4.3 Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee in its capacity as Trustee under Section 607 of the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Resigning Trustee in its capacity as Trustee in accordance with the provisions of the Indenture. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due. The Company acknowledges that the provisions of
Section 607 of the Indenture remain in effect.

      4.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      4.5 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

      4.6 The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed and acknowledged counterpart of this Agreement and the effectiveness thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged and duly attested all as of the day and year first above written.

[SEAL]                                   AMERICAN GENERAL FINANCE CORPORATION

Attest:                                  By: /s/ Bryan A. Binyon
                                            -----------------------------------
                                            Name:  Bryan A. Binyon
                                            Title: Vice President and Treasurer
/s/ Linda C. Meredith
------------------------------
Name:  Linda C. Meredith
Title: Assistant Secretary


[SEAL]

Attest:                                  CITIBANK, N.A.
                                         as Resigning Trustee

                                         By: /s/ Jennifer McCourt
                                            -----------------------------------
                                            Name:  Jennifer McCourt
                                            Title:

/s/ Karen Schluter
------------------------------
Name:  Karen Schluter
Title:

[SEAL]

Attest:                              WILMINGTON TRUST COMPANY, as
                                     Successor Trustee

                                     By: /s/ Kristin L. Moore
                                        --------------------------------
                                        Name:  Kristin L. Moore
                                        Title: Senior Financial Services Officer

/s/ Mary C. St. Amand
------------------------------
Name:  Mary C. St. Amand
Title: Assistant Vice President

                                    EXHIBIT A

                 Documents to be delivered to Successor Trustee

1.    Executed copy of the Indenture.

2.    Conformed copy of Indenture.

3.    File of closing documents from initial issuance.

4. Copies of the most recent of each of the SEC reports delivered by the Company pursuant to Section 704 of the Indenture.

5.    A copy of the most recent compliance certificate delivered pursuant to
      Section 1005 of the Indenture.

6. Certified list of Holders, including certificate detail and all "stop transfers" and the reason for such "stop transfers" (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity of such Holders).

7. Copies of any official notices sent by the Trustee to all the Holders of the Securities pursuant to the terms of the Indenture during the past twelve months and a copy of the most recent Trustee's annual report to holders delivered pursuant to Section 703 of the Indenture.

8. List of any documents which, to the knowledge of Resigning Trustee, are required to be furnished but have not been furnished to Resigning Trustee, or if none, a statement from the Resigning Trustee to that effect.

                                    EXHIBIT B

            Trustee Resignation; Successor Trustee Appointment.

            FURTHER RESOLVED, that the resignation of Citibank, N.A. as Trustee under the Indenture dated as of May 1, 1999 between the Company and Citibank, N.A., as Trustee (the "Indenture" and Citibank, N.A., in its capacity as resigning Trustee, the "Resigning Trustee"), is hereby accepted, such resignation to be effective upon the execution, delivery and effectiveness of an instrument or instruments pursuant to which Wilmington Trust Company ("Successor Trustee") accepts appointment as successor Trustee under the Indenture (such instrument or instruments collectively being referred to herein as the "Agreement of Resignation, Appointment and Acceptance"); and be it

            FURTHER RESOLVED, that the Successor Trustee be, and it hereby is, designated and appointed as successor Trustee under the Indenture; and be it

            FURTHER RESOLVED, that the form of Agreement of Resignation, Appointment and Acceptance presented to this Committee and attached hereto, and the terms and conditions set forth therein, are hereby approved; and that the Chairman, the Chief Executive Officer, the President or the Treasurer be, and each of them hereby is, authorized and empowered to make or cause to be made such further changes in the form of Agreement of Resignation, Appointment and Acceptance as they may deem necessary or desirable; and be it

            FURTHER RESOLVED, that the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company (the "Authorized Officers") be, and each of them hereby is, authorized and empowered in the name and on behalf of the Company to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such other agreements, amendments, instruments, certificates, documents or papers (including, without limitation, any and all notices and certificates required or permitted to be given or made on behalf of the Company to the Successor Trustee or to the Resigning Trustee), under the terms of any of the executed instruments in connection with the resignation of Resigning Trustee and the appointment of Successor Trustee in the name and on behalf of the Company as any of such officers, in his or her discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions; and to perform any of the Company's obligations under the instruments and agreements executed on behalf of the Company in connection with the resignation of the Resigning Trustee and the appointment of the Successor Trustee.

            c.    Indenture Authorization.

            FURTHER RESOLVED, that the Debt Securities shall be issued under the Indenture; and that the Chairman, the Chief Executive Officer, the President or the Treasurer be, and each of them hereby is, authorized and empowered to take any such action as may be necessary or appropriate to qualify the Indenture under the Trust Indenture Act of 1939, as amended, for purposes of the Registration Statement; and be it

            Paying Agent and Security Registrar.

FURTHER RESOLVED, that Citibank, N.A. be, and it hereby is, designated and appointed as the Paying Agent, Security Registrar and Authenticating Agent with respect to the Debt Securities;

                                    EXHIBIT C
                              [COMPANY LETTERHEAD]
                                     NOTICE

To the Holders of:

[List Indentures and relevant Cusips]



            NOTICE IS HEREBY GIVEN, pursuant to Section 106 of the Indenture (the "Indenture") dated as of May 1, 1999 by and between American General Finance (the "Company") and Citibank, N.A., as Trustee, that Citibank, N.A. has resigned as Trustee under the Indenture, but will serve as Authenticating Agent, Security Registrar and Paying Agent under the Indenture.

            Pursuant to Sections 611 of the Indenture, Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, has accepted appointment as Trustee under the Indenture. The address of the corporate trust office of Wilmington Trust Company is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890

            Citibank's resignation as Trustee and Wilmington Trust Company's appointment as successor Trustee were effective as of the opening of business on July 26, 2006.

                                       AMERICAN GENERAL FINANCE CORPORATION

                                       By:
                                           ----------------------------
                                           Name:
                                           Title:




Dated:  New York, New York
        July ___, 2006